Exhibit 99 - Content of News Release


                 THE SAVANNAH BANCORP, INC. ANNOUNCES EXPANSION
                         TO HILTON HEAD, SOUTH CAROLINA

Savannah, Georgia September 29, 2003 (Business Wire) The Savannah Bancorp, Inc., Savannah, GA (NASD:SAVB) announced plans today to open a loan production office in the Hilton Head, South Carolina market on October 1, 2003. This office, to be known as HARBOURSIDE MORTGAGE COMPANY, willbe a division of The Savannah Bank, N.A., the company's lead bank subsidiary.

HARBOURSIDE MORTGAGE has leased 2,500 sq. ft. at 23C Shelter Cove Lane, Suite 200, Hilton Head, in the Shelter Cove Business Center from which it will originate residential and commercial mortgage loans for the bank's portfolio and for sale in the secondary market. Edward J. Brown, Jr. has joined the bank as Senior Vice President and will manage the HARBOURSIDE MORTGAGE division. Brown has been active in the mortgage and banking business for more than twenty years, the last ten of which have been in the Hilton Head market. Brown was previously Senior Vice President of Lighthouse Community Bank, a Hilton Head-based, federally chartered thrift institution which was purchased by SunTrust Banks, Inc. earlier this year.

Brown is incoming president of the Mortgage Bankers Association of the Carolinas, President of Hilton Head Island Mortgage Lenders Association, Vice Chairman of Habitat For Humanity, Board Member of Hilton Head Heroes, Boy Scout Troop 220 and School Improvement Council.

"We are very pleased to have Ed Brown join our team and we are extremely excited about our expansion into the Hilton Head market. The recent consolidation of financial institutions at Hilton Head created a perfect opportunity for us to establish a presence in this strong and rapidly growing contiguous market," said Archie H. Davis, President and Chief Executive Officer of The Savannah Bancorp, Inc.

In a joint statement, G. Mike Odom, Jr., Executive Vice President & Chief Operating Officer of The Savannah Bancorp, Inc. and John C. Helmken, II, President & Chief Executive Officer of The Savannah Bank, N.A. commented, "Ed Brown brings a significant new dimension and capability to our company that not only enables us to expand into Hilton Head but also yields the opportunity to enhance the operating results from our existing residential mortgage operations in Savannah and Richmond Hill. Over the past two years, we have developed the infrastructure to manage significant growth in our company, which, coupled with Ed's strong reputation at Hilton Head, results in the opportunity for expansion into this excellent market with the very best people. This fits perfectly with our strategic objectives. We expect operating results from this division to be accretive to earnings after the first year."

To support the expected growth from this expansion, The Savannah Bancorp, Inc. has issued $6,000,000 in trust preferred securities. These 30-year, junior subordinated debentures are eligible for inclusion in the company's capital ratios for regulatory purposes. Proceedswill be contributed to The Savannah Bank as capital as needed.

The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A. in Savannah, Georgia and Bryan Bank & Trust in Richmond Hill, Georgia, had total assets of $452 million as of June 30, 2003. The company provides banking, trust and mortgage services from six full service offices in the Savannah, Georgia metropolitan statistical area.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur afterthe date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.


SOURCE: The Savannah Bancorp, Inc.
Savannah Bancorp, Inc., Savannah
G. Mike Odom, Jr., 912-629-6486
Fax: 912-629-6487